ZQ|00007445|COYID|C01|CUS|C0000011851|EXOTF|00900009|2021|004017606000180|

civeo

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
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CUSIP			XXXXXX XX X
Holder ID			XXXXXXXXXX
Insurance Value			1,000,000.00
Number of Shares			123456
Certificate Numbers	Num/No.	Denom.	Total
1234567890	1	1	1
1234567890	2	2	2
1234567890	3	3	3
1234567890	4	4	4
1234567890	5	5	5
1234567890	6	6	6
Total Transaction			7

Number
ZQ0000000000

civeo

A BRITISH COLUMBIA BUSINESS CORPORATIONS ACT COMPANY

Shares
000000**************
000000************
****000000**************
*****000000*************
******000000************

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

CUSIP 17878Y 10 8

ISIN CA17878Y1088

SEE REVERSE FOR CERTAIN DEFINITIONS

is the registered holder of

***ZERO HUNDRED THOUSAND
ZERO HUNDRED AND ZERO***

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

Civeo Corporation

in the Authorized share structure of the above named Company subject to the Articles of the Company transferable on the Central Securities Register of the Company by the registered holder in person or by attorney duly authorized in writing upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers, at Vancouver, British Columbia.

Dated: DD-MMM-YYYY

President and Chief Executive Officer

Chief Financial Officer and Treasurer

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY, N.A.
(CANTON, MA, JERSEY CITY, NJ AND COLLEGE STATION, TX)
TRANSFER AGENT AND REGISTRAR

By ______________________
Authorized Officer

OR

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE INVESTOR SERVICES INC.
(VANCOUVER)
TRANSFER AGENT AND REGISTRAR

By ______________________
Authorized Officer

The shares represented by this certificate are transferable at the office of Computershare Investor Services Inc. in Vancouver, BC or at the offices of Computershare Trust Company, N.A. in Canton, MA, Jersey City, NJ and College Station, TX

SECURITY INSTRUCTIONS ON REVERSE

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There are special rights and restrictions attached to these shares, and a copy of the full text therefore is obtainable from the registered records office of the Company on demand and without charge.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIF MIN ACT - .... Custodian .... (Cust) (Minor) under Uniform Gifts to Minor Act................
TEN ENT	-	as tenants by the entireties	
JT TEN	-	as joint tenants with rights of survivorship and not as tenants in common	UNIF TRF MIN ACT - .... Custodian (until age ....) (Cust) .... under Uniform Gifts to Minor Act................ (Minor) (State)

Additional abbreviations may also be used though not in the above list.

For value received, ____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE

____ shares

represented by this certificate and does hereby irrevocably constitute and appoint

____ attorney

to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

DATED: ____________________

______________________________ Signature of Shareholder

______________________________ Signature of Guarantor

Signature Guarantee:
Notice: The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

The IRS requires that we report the cost basis of certain shares acquired after January 1, 2011. If your shares were covered by the legislation and you have sold or transferred the shares and requested a specific cost basis calculation method, we have processed as requested. If you did not specify a cost basis calculation method, we have defaulted to the first in, first out (FIFO) method. Please visit our website or consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with us or do not have any activity in your account for the time periods specified by state law, your property could become subject to state unclaimed property laws and transferred to the appropriate state.

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